We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-08007) pertaining to the MarketLink, Inc. 1994 Stock Option Plan of our report dated February 18, 1997, with respect to the financial statements of MarketLink, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.


                                            /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
March 28, 1997